PRINCIPAL FUNDS, INC.
AMENDED AND RESTATED
MANAGEMENT AGREEMENT

AGREEMENT to be effective July 1, 2009 by and between PRINCIPAL FUNDS, INC., a
Maryland corporation (hereinafter called the “Fund”) and PRINCIPAL MANAGEMENT
CORPORATION, an Iowa corporation (hereinafter called the “Manager”).

W I T N E S S E T H:

WHEREAS, The Fund has furnished the Manager with copies properly certified or authenticated of each of the following:
(a) Articles of Incorporation of the Fund;
(b) Bylaws of the Fund as adopted by the Board of Directors; and
(c) Resolutions of the Board of Directors of the Fund selecting the Manager as investment adviser and approving the form of this Agreement.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the Fund hereby appoints the Manager to act as investment adviser and manager of the Fund, and the Manager agrees to act, perform or assume the responsibility therefore in the manner and subject to the conditions hereinafter set forth. The Fund will furnish the Manager from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

1.	INVESTMENT ADVISORY SERVICES
The Manager will regularly perform the following services for the Fund:
(a) Provide investment research, advice and supervision;
(b) Provide investment advisory, research and statistical facilities and all clerical services relating to research, statistical and investment work;
(c) Furnish to the Board of Directors of the Fund (or any appropriate committee of such
Board), and revise from time to time as conditions require, a recommended investment program for the portfolio of each Series of the Fund consistent with each
Series' investment objective and policies;
(d) Implement such of its recommended investment program as the Fund shall approve, by placing orders for the purchase and sale of securities, subject always to the provisions of the Fund’s Articles of Incorporation and Bylaws and the requirements of the Investment Company Act of 1940 (the “1940 Act”), and the Fund’s Registration
Statement, current Prospectus and Statement of Additional Information, as each of the same shall be from time to time in effect;
(e) Advise and assist the officers of the Fund in taking such steps as are necessary or appropriate to carry out the decisions of its Board of Directors and any appropriate committees of such Board regarding the general conduct of the investment business of the Fund; and
(f) Report to the Board of Directors of the Fund at such times and in such detail as the
Board may deem appropriate in order to enable it to determine that the investment policies of the Fund are being observed.

2.	ACCOUNTING SERVICES
The Manager will provide all accounting services customarily required by investment companies, in accordance with the requirements of applicable laws, rules and regulations and with the policies and practices of the Fund as communicated to the Manager from time to time, including, but not limited to, the following:
	(a)	Maintain fund general ledger and journal;
	(b)	Prepare and record disbursements for direct Fund expenses;
	(c)	Prepare daily money transfer;
	(d)	Reconcile all Fund bank and custodian accounts;
	(e)	Assist Fund independent auditors as appropriate;
	(f)	Prepare daily projection of available cash balances;
	(g)	Record trading activity for purposes of determining net asset values and daily dividend;
	(h)	Prepare daily portfolio valuation report to value portfolio securities and determine daily accrued income;
	(i)	Determine the net asset value per share daily or at such other intervals as the Fund may reasonably request or as may be required by law;
	(j)	Prepare monthly, quarterly, semi-annual and annual financial statements;
	(k)	Provide financial information for reports to the Securities and Exchange Commission in compliance with the provisions of the Investment Company Act of 1940 and the
Securities Act of 1933, the Internal Revenue Service and any other regulatory or governmental agencies as required;
	(l)	Provide financial, yield, net asset value, and similar information to National
Association of Securities Dealers, Inc., and other survey and statistical agencies as instructed from time to time by the Fund;
	(m)	Investigate, assist in the selection of and conduct relations with custodians, depositories, accountants, legal counsel, insurers, banks and persons in any other capacity deemed to be necessary or desirable for the Fund's operations; and
	(n)	Obtain and keep in effect fidelity bonds and directors and officers/errors and omissions insurance policies for the Fund in accordance with the requirements of the
Investment Company Act of 1940 and the rules thereunder, as such bonds and policies are approved by the Fund's Board of Directors.

3.	CORPORATE ADMINISTRATIVE SERVICES
The Manager will provide the following corporate administrative services for the Fund:

	(a)	furnish the services of such of the Manager's officers and employees as may be elected officers or directors of the Fund, subject to their individual consent to serve and to any limitations imposed by law;

	(b)	furnish office space, and all necessary office facilities and equipment, for the general corporate functions of the Fund (i.e., functions other than (i) underwriting and distribution of Fund shares; (ii) custody of Fund assets, (iii) transfer and paying agency services; and (iv) corporate and portfolio accounting services); and

	(c)	furnish the services of executive and clerical personnel necessary to perform the general corporate functions of the Fund.

4.	RESERVED RIGHT TO DELEGATE DUTIES AND SERVICES TO OTHERS
The Manager in assuming responsibility for the various services as set forth in this
Agreement reserves the right to enter into agreements with others for the performance of certain duties and services or to delegate the performance of some or all of such duties and services to

Principal Life Insurance Company, or one or more affiliates thereof; provided, however, that entry into any such agreements shall not relieve the Manager of its duty to review and monitor the performance of such persons to the extent provided in the agreements with such persons or as determined from time to time by the Board of Directors.

5.	EXPENSES BORNE BY THE MANAGER
The Manager will pay:
(a) the organizational expenses of the Fund and its portfolios and share classes, including the Fund's registration under the Investment Company Act of 1940, and the initial registration of its Capital Stock for sale under the Securities Act of 1933 with the
Securities and Exchange Commission;
(b) Compensation of personnel, officers and directors who are also affiliated with the
Manager; and
(c) Expenses and compensation associated with furnishing office space, and all necessary office facilities and equipment, and personnel necessary to perform the general corporate functions of the Fund.

6.	COMPENSATION OF THE MANAGER BY FUND
For all services to be rendered and payments made as provided in Sections 1, 2 and 4 hereof, the Fund will accrue daily and pay the Manager monthly, or at such other intervals as the
Fund and Manager may agree, a fee based on the average of the values placed on the net assets of each Series of the Fund as of the time of determination of the net asset value on each trading day throughout the month in accordance with Schedule 1 attached hereto.

Net asset value shall be determined pursuant to applicable provisions of the Articles of
Incorporation of the Fund. If pursuant to such provisions the determination of net asset value is suspended, then for the purposes of this Section 5 the value of the net assets of the Fund as last determined shall be deemed to be the value of the net assets for each day the suspension continues.

The Manager may, at its option, waive all or part of its compensation for such period of time as it deems necessary or appropriate.

7.	EXPENSES BORNE BY FUND
The Fund will pay, without reimbursement by the Manager, all expenses attributable to the operation of the Fund or the services described in this Agreement and not specifically identified in this Agreement as being paid by the Manager.

8.	AVOIDANCE OF INCONSISTENT POSITION
In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Manager nor any of the Manager’s directors, officers or employees will act as a principal or agent or receive any commission.

9.	LIMITATION OF LIABILITY OF THE MANAGER
The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Manager’s part in the performance of its duties or from reckless disregard by it of its obligations and duties under this
Agreement.

10.	COPIES OF CORPORATE DOCUMENTS
The Fund will furnish the Manager promptly with properly certified or authenticated copies of amendments or supplements to its Articles of Incorporation or Bylaws. Also, the Fund will furnish the Manager financial and other corporate information as needed, and otherwise cooperate fully with the Manager in its efforts to carry out its duties and responsibilities under this
Agreement.

11. DURATION AND TERMINATION OF THIS AGREEMENT
This Agreement shall remain in force and in effect from year to year following its execution provided that the continuance is specifically approved at least annually either by the Board of
Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Series and in either event by vote of a majority of the directors of the Fund who are not interested persons of the Manager, Principal Life Insurance Company, or the Fund cast in person at a meeting called for the purpose of voting on such approval. This Agreement may, on sixty days written notice, be terminated at any time without the payment of any penalty, by the Board of
Directors of the Fund, by vote of a majority of the outstanding voting securities of the Series, or by the Manager. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 10, the definitions contained in Section 2(a) of the
Investment Company Act of 1940 (particularly the definitions of “interested person,” “assignment”
and “voting security”) shall be applied.

12. AMENDMENT OF THIS AGREEMENT
No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Series to which such amendment relates and by vote of a majority of the directors who are not interested persons of the Manager, Principal Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval.

13. ADDRESS FOR PURPOSE OF NOTICE
Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the
Fund and that of the Manager for this purpose shall be the Principal Financial Group, Des
Moines, Iowa 50392-0200.

14. MISCELLANEOUS
The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.

PRINCIPAL FUNDS, INC.

/s/ Beth C. Wilson
By:__________________________________________________
Beth C. Wilson, Vice President & Secretary

PRINCIPAL MANAGEMENT CORPORATION

/s/ Michael J. Beer
By:_____________________________________________
Michael J. Beer, Executive Vice President and Chief
Operating Officer

SCHEDULE 1

Management Fee as a Percentage
Series	of Average Daily Net Assets
LargeCap S&P 500 Index Fund	0.15%
MidCap S&P 400 Index Fund	0.15%
SmallCap S&P 600 Index Fund	0.15%
Ultra Short Bond Fund	0.38%
Principal LifeTime 2010 Fund	0.03%
Principal LifeTime 2015 Fund	0.03%
Principal LifeTime 2020 Fund	0.03%
Principal LifeTime 2025 Fund	0.03%
Principal LifeTime 2030 Fund	0.03%
Principal LifeTime 2035 Fund	0.03%
Principal LifeTime 2040 Fund	0.03%
Principal LifeTime 2045 Fund	0.03%
Principal LifeTime 2050 Fund	0.03%
Principal LifeTime 2055 Fund	0.03%
Principal LifeTime Strategic Income Fund	0.03%

		Management Fee as a Percentage
		of Average Daily Net Assets
Series	First	Next	Next	Over	Next	Over
	$500	$500	$500	$1.5	$1	$3
	million	million	million	billion	billion	billion
Bond & Mortgage Securities Fund	0.55%	0.53%	0.51%	0.50%	0.48%	0.45%
Diversified International Fund	0.90%	0.88%	0.86%	0.85%	0.83%	0.80%
Global Diversified Income Fund	0.80%	0.78%	0.76%	0.75%	0.73%	0.70%
Global Real Estate Securities Fund	0.90%	0.88%	0.86%	0.85%
Government & High Quality Bond Fund	0.40%	0.38%	0.36%	0.35%
High Quality Intermediate-Term Bond Fund	0.40%	0.38%	0.36%	0.35%
High Yield Fund I	0.65%	0.63%	0.61%	0.60%
Inflation Protection Fund	0.40%	0.38%	0.36%	0.35%
International Emerging Markets Fund	1.20%	1.18%	1.16%	1.15%
International Growth Fund	1.00%	0.98%	0.96%	0.95%
Disciplined LargeCap Blend Fund	0.60%	0.58%	0.56%	0.55%
LargeCap Value Fund	0.45%	0.43%	0.41%	0.40%
MidCap Blend Fund	0.65%	0.63%	0.61%	0.60%
MidCap Growth Fund	0.65%	0.63%	0.61%	0.60%
MidCap Value Fund III	0.65%	0.63%	0.61%	0.60%
Money Market Fund	0.40%	0.39%	0.38%	0.37%	0.36%	0.35%
Global Equity Fund I	0.95%	0.93%	0.91%	0.90%
International Fund I	1.10%	1.08%	1.06%	1.05%
International Value Fund I	1.10%	1.08%	1.06%	1.05%
LargeCap Blend Fund II	0.75%	0.73%	0.71%	0.70%
LargeCap Blend Fund I I	0.45%	0.43%	0.41%	0.40%
LargeCap Growth Fund I	0.75%	0.73%	0.71%	0.70%
LargeCap Growth Fund II	0.95%	0.93%	0.91%	0.90%
LargeCap Value Fund III	0.80%	0.78%	0.76%	0.75%	0.73%	0.70%
LargeCap Value Fund I	0.80%	0.78%	0.76%	0.75%
LargeCap Value Fund II	0.85%	0.83%	0.81%	0.80%
MidCap Growth Fund III	1.00%	0.96%	0.94%	0.92%
MidCap Growth Fund I	1.00%	0.98%	0.96%	0.95%
MidCap Growth Fund II	1.00%	0.98%	0.96%	0.95%
MidCap Value Fund II	1.00%	0.98%	0.96%	0.95%
MidCap Value Fund I	1.00%	0.98%	0.96%	0.95%
SmallCap Blend Fund I	1.00%	0.98%	0.96%	0.95%
SmallCap Growth Fund I	1.10%	1.08%	1.06%	1.05%
SmallCap Growth Fund II	1.00%	0.98%	0.96%	0.95%
SmallCap Growth Fund III	1.10%	1.08%	1.06%	1.05%
SmallCap Value Fund III	1.00%	0.98%	0.96%	0.95%

		Management Fee as a Percentage
		of Average Daily Net Assets
Series	First	Next	Next	Over	Next	Over
	$500	$500	$500	$1.5	$1	$3
	million	million	million	billion	billion	billion
SmallCap Value Fund I	1.00%	0.98%	0.96%	0.95%
SmallCap Value Fund II	1.00%	0.98%	0.96%	0.95%
Preferred Securities Fund	0.75%	0.73%	0.71%	0.70%
Real Estate Securities Fund	0.85%	0.83%	0.81%	0.80%
Short-Term Bond Fund	0.40%	0.38%	0.36%	0.35%
SmallCap Blend Fund	0.75%	0.73%	0.71%	0.70%
SmallCap Growth Fund	0.75%	0.73%	0.71%	0.70%
SmallCap Value Fund	0.75%	0.73%	0.71%	0.70%

		Management Fee as a Percentage
		of Average Daily Net Assets
Series	First $500	Next $500 Next $1			Next $1	Over $3
	million	million	billion		billion	billion
LargeCap Growth Fund	0.68%	0.65%	0.62%		0.58%	0.55%

	Management Fee as a Percentage
Series	of Average Daily Net Assets
	First $250	Next $250	Over $500
	million	million		million
Equity Income Fund	0.60%	0.55%		0.50%

	Management Fee as a Percentage
Series	of Average Daily Net Assets
	First $500	Next $500		Over $1
	million	million		billion
West Coast Equity Fund	0.625%	0.50%		0.375%

	Management Fee as a Percentage
	of Average Daily Net Assets
Series	First $1	Next $1	Next $1	Over $3
	billion	billion	billion	billion
MidCap Stock Fund	0.75%	0.70%	0.65%	0.60%

	Management Fee as a Percentage
Series	of Average Daily Net Assets
	First $2 billion		Over $2 billion
Mortgage Securities Fund	0.50%		0.45%
Income Fund	0.50%		0.45%

	Management Fee as a Percentage
Series	of Average Daily Net Assets
	First $250 million		Over $250 million
High Yield Fund	0.625%		0.50%

	Management Fee as a Percentage
Series	of Average Daily Net Assets
	First $1 billion		Over $1 billion
California Municipal Fund	0.50%		0.45%

Management Fee as a Percentage
Series		of Average Daily Net Assets
	First $500	Next $500	Next $500	Over $1.5
	million	million	million	billion
Tax-Exempt Bond Fund	0.50%	0.48%	0.46%	0.45%

Management Fee as a Percentage
Series	of Average Daily Net Assets
	First $200	Next $300	Over $500
	million	million	million
Short-Term Income	0.50%	0.45%	0.40%

		Management Fee as a Percentage
		of Average Daily Net Assets
Series	First	Next	Next	Next	Next	Over
	$500	$500	$500	$500	$500	$2.5
	million	million	million	million	million	billion
Core Plus Bond Fund I	0.60%	0.58%	0.56%	0.55%	0.53%	0.50%

		Management Fee as a Percentage
			of Average Daily Net Assets
Series	First	Next	Next	Next	Next	Next	Over
	$500	$500	$1	$1	$1	$1	$5
	million	million	billion	billion	billion	billion	billion
SAM Balanced Portfolio*	0.55%	0.50%	0.45%	0.40%	0.35%	0.30%	0.25%
SAM Conservative Balanced Portfolio*	0.55%	0.50%	0.45%	0.40%	0.35%	0.30%	0.25%
SAM Conservative Growth Portfolio*	0.55%	0.50%	0.45%	0.40%	0.35%	0.30%	0.25%
SAM Flexible Income Portfolio*	0.55%	0.50%	0.45%	0.40%	0.35%	0.30%	0.25%
SAM Strategic Growth Portfolio*	0.55%	0.50%	0.45%	0.40%	0.35%	0.30%	0.25%

*Breakpoints based on aggregate SAM Portfolio net assets